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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus for the registration of Provisionally Redeemable Income Debt Exchangeable for Stock ("PRIDES") of Conseco, Inc. and to the incorporation by reference therein of our report dated March 24, 1994 with respect to the consolidated financial statements of Conseco, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.

                                          Coopers & Lybrand L.L.P.

Indianapolis, Indiana
October 7, 1994